UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 6, 2014, the Board of Directors (the “Board”) of Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”), upon the recommendation of the Compensation Committee of the Board, approved and adopted the Broadridge Executive Retirement and Savings Plan (the “Plan”), to be effective January 1, 2015. The Plan is an unfunded, nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated employees of the Company based in the United States, including the Company’s named executive officers.

The Plan will replace the Broadridge Financial Solutions, Inc. Executive Deferred Compensation Program (the “EDCP”). The EDCP is Broadridge’s current unfunded, nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated employees of the Company based in the United States, including the Company’s named executive officers. Further, and consistent with the implementation of the Plan, upon the recommendation of the Compensation Committee of the Board, the Board approved an amendment to the EDCP to close it to further participant deferrals and Company contributions as of December 31, 2014 (the “Amendment”).

The foregoing summary of the Plan and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Plan and the Amendment, copies of which will be filed as exhibits to the Company’s Form 10-Q quarterly report for the quarter ending September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2014

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name: Adam D. Amsterdam
Title: Vice President, General Counsel and Secretary